News Release

Contact:

Media:
Will Thoretz
+1 212 915 8251
Email: Will.Thoretz@willis.com

Investors:
Kerry K. Calaiaro
+1 212 915 8084
Email: kerry.calaiaro@willis.com

Willis Proposes Change in Place of Incorporation to Ireland

NEW YORK, September 21, 2009 – Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, announced today that its Board of Directors has approved changing the company’s place of incorporation from Bermuda to Ireland. Willis’ shareholders will be asked to vote in favor of completing the change in place of incorporation, also known as a redomestication, at a shareholders meeting to be held in approximately three or four months. The redomestication will also be subject to approval of the Supreme Court of Bermuda, as well as receipt of customary consents, approvals and waivers.

If the redomestication is approved by Willis shareholders and the Supreme Court of Bermuda, it is expected that a new Irish public limited company, Willis Group Holdings plc, would replace Willis Group Holdings Limited as the ultimate public holding company of the Willis Group.

Joseph J. Plumeri, the company’s Chairman and CEO, said, “The Board of Directors has determined that the company’s redomestication to Ireland is in the best interests of Willis and our shareholders. We reviewed a number of alternatives with our Board of Directors, and believe that incorporating in Ireland will provide Willis with economic benefits and help ensure our continued global competitiveness.”

A member of the European Union, Ireland offers a long history of international investment and long-established commercial relationships, trade agreements and tax treaties with European Union member states, the United States and other countries around the world where Willis does business. In addition to providing a more stable environment with the financial and legal infrastructure to meet Willis’ needs, it also improves Willis’ ability to maintain a competitive worldwide effective corporate tax rate. Most importantly, Willis has had ongoing operations serving a wide range of clients in Ireland since 1903 and currently is the largest insurance broker in Ireland.

Willis does not expect the redomestication will have any material change on its financial results and day-to-day operations and the Willis Group will continue to conduct its current business operations after the redomestication. Willis will continue to be registered with the U.S. Securities and Exchange Commission (SEC) and be subject to SEC reporting requirements, as if a U.S. domestic company. Further, Willis will continue to be subject to the mandates of the Sarbanes Oxley Act of 2002 and the applicable corporate governance rules of the New York Stock Exchange, and will continue to report its financial results in U.S. dollars and under U.S. generally accepted accounting principles, in addition to any reporting requirements by Irish law. Willis’ shares will continue to trade on the New York Stock Exchange under the ticker symbol “WSH.”

This communication is being made in respect of the proposed redomestication. Full details of the proposed redomestication, and the associated benefits and risks, will be provided to shareholders in the coming months in a proxy statement with respect to a special shareholders’ meeting. Willis intends to file a preliminary proxy statement with the SEC and mail a final proxy statement to its shareholders. This press release is not a substitute for the proxy statement and shareholders are urged to read the proxy statement when it becomes available because it will contain important information about Willis and the proposed redomestication. The proxy statement will be, and any other relevant documents filed or to be filed by Willis with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) and at Willis’ website (www.willis.com).

Willis and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the proposed redomestication. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Willis’ shareholders in connection with the redomestication will be set forth in the proxy statement when it is filed with the SEC. You can find information about Willis’ directors and executive officers in the definitive proxy statement filed with the SEC on March 13, 2009, and in the annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009. Copies of these documents are available free of charge at the SEC’s website (www.sec.gov) and at Willis’ website (www.willis.com).

About Willis

Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis is the largest insurance broker in Ireland. Willis has more than 400 offices in nearly 120 countries, with a global team of approximately 20,000 Associates (including approximately 300 in Ireland) serving clients in approximately 190 countries. Additional information on Willis may be found at www.willis.com.

Forward-Looking Statements

We have included in this document ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Political, economic, climatic, currency, tax, regulatory, competitive, and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. Also, when we use the words such as ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘probably’’, or similar expressions, we are making forward-looking statements.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see also Part I, Item 1A ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2008. Copies of the 10-K are available online at www.sec.gov or on request from the Company as set forth in Part I, Item 1 “Business-Available Information” in Willis’ Form 10-K.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

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